EXHIBIT 99.1

Slide Presentation dated May 10, 2006

The following slides will be presented by Harold M. Korell, President and Chief Executive Officer of Southwestern Energy Company to the Conway Development Corporation in Conway, AR.

(Cover)
"People, Jobs and the World We Live In"

Centered on the slide are photographs of well personnel, a natural gas wellhead, and a forest.

Presentation to

Conway Development Corporation

Harold M. Korell

President, CEO and Chairman of the Board

Southwestern Energy Company

May 10, 2006

(Slide 1)
Forward-Looking Statements

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in commodity prices for natural gas and oil; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays; the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position; the extent of the company’s success in drilling and completing horizontal wells; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s lack of experience owning and operating drilling rigs; the company’s ability to fund its planned capital expenditures; future property acquisition or divestiture activities; the effects of weather and regulation on the company’s gas distribution segment; increased competition; the impact of federal, state and local government regulation; the financial impact of accounting regulations and critical accounting policies; changing market conditions and prices (including regional basis differentials); the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates; the availability of oil field personnel, services, drilling rigs and other equipment; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

(Slide 2)
U.S. Gas Consumption and Production

This slide displays U.S. gas production versus U.S. gas consumption from 1975 to the present. Net imports for the same period are also given.  U.S. gas production has been basically flat since 1994.

Source:  EIA

(Slide 3)
Demand Driver

*U.S. Electricity Consumption on the Rise

This line graph shows an increase in U.S. electricity consumption in billion kilowatt-hours per month from 1990 to 2006.

Source:  Edison Electric Institute

(Slide 4)
U.S. Rigs Operating for Natural Gas

This line graph denotes the correlation between the number of rigs drilling for gas and the NYMEX price of gas ($/Mcf) from 1990 to 2006.

Source:  Baker Hughes, Bloomberg

(Slide 5)
U.S. Natural Gas Production Decline Rate

This graph portrays U.S. natural gas production history.  The graph indicates a 32% 2006E decline rate.

Production Decline Rate of Base
1990	17%
1991	17%
1992	16%
1993	18%
1994	19%
1995	19%
1996	20%
1997	21%
1998	23%
1999	23%
2000	25%
2001E	24%
2002E	27%
2003E	28%
2004E	29%
2005E	30%
2006E	32%

Utilizes data supplied by IHS Energy; Copyright IHS Energy

Chart prepared by and Property of EOG Resources, Inc.; Copyright 2006

(Slide 6)
Where Will Our Future Gas Supply Come From?

This graph projects the natural gas supply contributions of unconventional, conventional, and associated exploration for the Non-Arctic U.S. and Canada.  The graph shows unconventional exploration gradually increasing, conventional exploration gradually decreasing, and associated exploration remaining relatively flat through the years 2000 to 2025.

Source: 2003 National Petroleum Council Study

(Slide 7)

Southwestern Energy Company

This slide contains a map of Arkansas, Louisiana, Oklahoma, Texas and New Mexico with shadings to denote the Arkoma and Permian Basins, the Gulf Coast and the East Texas regions. Lines trace gas distribution pipelines.

Exploration & Production Segment

* 2005: 827 Bcfe of Reserves
93% Natural Gas
Production: 61.0 Bcfe
* 2006 Est. Production: 74-76 Bcfe

Arkoma

* Reserves - 372.0 Bcf (45%)
* Production - 22.0 Bcf (36%)

East Texas

* Reserves - 368.7 Bcfe (45%)
* Production - 28.2 Bcfe (46%)

Utility Segment

* 150,000 customers in North Arkansas
* Service area includes 6th fastest growing region in U.S. and the Milken Institute's 8th "Best Performing City"

* Established in the state of Arkansas in 1929; drilling in the Arkoma Basin since the 1940s in a community-positive and environmentally-friendly manner.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 8)
Fayetteville Shale Play

This slide contains a map of Oklahoma, Arkansas, and portions of Louisiana and Texas.  Shading denotes the Fayetteville Shale in the Arkoma Basin, the Barnett Shale in the Fort Worth Basin and the Frontal Belt area.

* Mississippian-age shale, geological equivalent of the Barnett Shale in north Texas.

* The shale appears to be laterally extensive across several counties in Arkansas.

* SWN currently holds approximately 880,000 net acres in the Fayetteville Shale play area (equivalent to over 1,300 square miles).

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 9)
What is Shale?
* Shale is a tight, fine-grained rock that requires hydraulic fracture stimulation to produce economic quantities of gas.

* Only in recent years has shale become an economic source of gas supply.

The right-hand side of this slide contains a photograph of a person inspecting a shale-filled hillside.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 10)

Arkansas Geological Commission Study

This slide contains a map of northern Arkansas denoting SWN's focus area, SWN's existing pilots, and an outline of the Arkansas Geological Commission's study area.

* AGC study characterizes the organic geochemistry and thermal maturity of the Fayetteville Shale.

* SWN's existing acreage is located in areas that have favorable total organic content and thermal maturity qualities.

Source: Arkansas Geological Commission Study, "Organic Geochemistry and Thermal Maturation Analysis with the Fayetteville Shale Study Area - Eastern Arkoma Basin and Mississippi Embayment Regions, Arkansas."

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 11)
SWN Fayetteville Shale Focus Area

This slide contains a map of the SWN Fayetteville Shale focus area in Arkansas.  The focus area and existing pilot wells are indicated.  The Scotland Field, Gravel Hill Field, Griffin Mountain Field, Cove Creek Field, New Quitman Field, and three pilot areas new in 2006 are also designated.

* As of May 1, 2006 we have spud 148 wells in 18 separate pilot areas in 7 counties.

* The Arkansas Oil & Gas Commission has approved field rules for 5 pilot areas.

* We anticipate drilling 175 to 200 wells in 2006, nearly all are planned to be horizontal.

* Assuming average ultimate production of 1.4 Bcf gross per well and 80-acre spacing, shaded area has the potential for 5,000 horizontal wells to be drilled for an estimated ultimate recovery of 7.0 Tcf gross.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 12)

Progress to Date

* A number of E&P companies have become active in the Fayetteville Shale play, including Chesapeake, XTO Energy, and Shell.

* Additionally, a number of oilfield service companies, such as Schlumberger, Ltd., have and will be entering the region.

* Southwestern has made a $200,000 grant to UA - Morrilton to sponsor a new petro-technical program.

* Southwestern has sponsored a research project conducted by the Center for Business and Economic Research (CBER) in the Sam M. Walton College of Business at the University of Arkansas to project the economic impact of the Fayetteville Shale play to the region and the state.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 13)
Meeting The Challenge - People
* What kinds of people are needed to create a gas development project of this scale?

- Geologists
- Engineers
- Administrative staff
- Scientists
- Accounting people
- Drilling technology people
- Drilling employees
- Land brokers
- Construction people
- Pipeline people
- Materials people
- Marketing people

This is just the beginning

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 14)
Meeting The Challenge

* What are the major concerns that must be addressed to meet the challenge of economically producing gas from the Fayetteville Shale?

- Geology - What is the aerial extent and productivity?
- Technologically complex to produce.
- The need for qualified people and education.
- Stable long-term gas prices.
- The need for industry, state and local governments, regulatory bodies and communities to work together.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 15)
Fayetteville Shale Impact on SWN

This slide contains a bar graph displaying the amount of capital investments SWN has made in the Fayetteville Shale:

SWN Capital Investments in Fayetteville Shale (1)
For the Periods Ended December 31	2003	2004	2005	2006E	Total
	(in millions)
Drilling, Leasehold & Seismic	$11.0	$27.9	$119.4	$338.3
Drilling Rigs	-	-	$35.1	$70.4
Midstream Operations	-	-	$15.8	$37.5
Total	$11.0	$27.9	$170.3	$446.2	$655.4

The slide also contains a bar graph showing the number of new Arkansas employees:

New Arkansas Employees (2)
For the Periods Ended December 31	2003	2004	2005	2006E	Total

DDI & Midstream	-	-	56	231
All Other Arkansas	24	26	59	57
Total	24	26	115	288	453

(1)    Capital investment data includes capital investments in drilling rigs and midstream operations.

(2)    Excludes employees of the company's gas distribution business.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 16)
Southwestern Is Part of the Solution

For the Periods Ended December 31	2000	2001	2002	2003	2004	2005	2006E
	(in millions)
Net Cash Flow (1)	$82.4	$112.7	$79.8	$132.3	$237.7	$321.8	$445 - $500
Capital Investments	$69.2	$99.0	$92.1	$180.2	$295.0	$483.1	$830.1

(1)    Net cash flow is net cash flow before changes in operating assets and liabilities and is a non-GAAP financial measure.  2000 excludes unusual and extraordinary items.

Note that the information contained on this slide constitutes a "forward-looking statement".

(Slide 17)
Fayetteville Shale Impact on Arkansas

* Consistent long-term income to royalty owners

* Long-term economic impact
- New businesses
- Job growth

* Tax revenue
- State income taxes
- Sales taxes
- Payroll taxes
- Production taxes

Note that the information contained on this slide constitutes a "forward-looking statement".